Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 25, 2011 with respect to the consolidated financial statements and schedule of Impax Laboratories, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-34263), which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 14, 2013